As filed with the U.S. Securities and Exchange Commission on December 9, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
C3.ai, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	26-3999357
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
1300 Seaport Blvd, Suite 500
Redwood City, California 94063
(Address of principal executive offices) (Zip code)
C3.ai, Inc. 2012 Equity Incentive Plan
C3.ai, Inc. 2020 Equity Incentive Plan
C3.ai, Inc. 2020 Employee Stock Purchase Plan
(Full titles of the plans)
Thomas M. Siebel
Chief Executive Officer
C3.ai, Inc.
1300 Seaport Blvd, Suite 500
Redwood City, California 94063
(Name and address of agent for service)
(650) 503-2200
(Telephone number, including area code, of agent for service)

Copies to:
Eric Jensen Calise Y. Cheng Sepideh Mousakhani Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Brady Mickelsen General Counsel C3.ai, Inc. 1300 Seaport Blvd, Suite 500 Redwood City, California 94063 (650) 503-2200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share
– 2020 Equity Incentive Plan	25,395,944(2)(3)	$42.00(7)	$1,066,629,648.00	$116,369.30
– 2020 Employee Stock Purchase Plan	3,000,000(4)(5)	$35.70(8)	$107,100,000.00	$11,684.61
– 2012 Equity Incentive Plan	40,326,907(6)	$5.93(9)	$239,138,558.51	$26,090.02
Total	68,722,851		$1,412,868,206.51	$154,143.93
(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A common stock, as applicable.
(2)Represents 25,395,944 shares reserved for future issuance pursuant to stock options and restricted stock unit awards under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”). To the extent that any stock options outstanding or other stock awards granted under the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”) expire or are terminated prior to exercise, the shares of Class A common stock reserved for issuance pursuant to such stock options or stock awards will become available for issuance as shares of Class A common stock under the 2020 Plan. See footnote 6 below.
(3)The number of shares reserved for issuance under the 2020 Plan will automatically increase on May 1st of each year, starting on May 1, 2021 and continuing through May 1, 2030, by the lesser of (a) five percent (5%) of the total number of shares of the Registrant’s Class A common stock outstanding on April 30th of the immediately preceding fiscal year or (b) a lesser number determined by the Registrant’s board of directors prior to the applicable April 30th of the immediately preceding fiscal year.
(4)Represents 3,000,000 shares of Class A common stock reserved for future issuance under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”).
(5)The number of shares reserved for issuance under the 2020 ESPP will automatically increase on May 1st of each year, starting on May 1, 2021 and continuing through May 1, 2030, by the lesser of (a) one percent (1%) of the total number of shares of the Registrant’s Class A common stock outstanding on April 30th of the immediately preceding fiscal year, (b) 4,500,000 shares of Class A common stock or (c) a lesser number determined by the Registrant’s board of directors prior to the first day of the fiscal year.
(6)Represents 40,326,907 shares of Class A common stock issuable upon exercise of options outstanding under the 2012 Plan as of the date of this Registration Statement. To the extent that any such stock options or other stock awards granted expire or are terminated prior to exercise, the shares of Class A common stock reserved for issuance pursuant to such stock options will become available for issuance as shares of Class A common stock under the 2020 Plan. See footnote 2 above.
(7)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $42.00 per share of Class A common stock pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-250082) declared effective on December 8, 2020.
(8)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $35.70 which is the initial public offering price per share of Class A common stock pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-250082) declared effective on December 8, 2020 multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2020 ESPP.
(9)Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $5.93, which is the weighted-average exercise price for options outstanding under the 2012 Plan.

PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by C3.ai, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
(a) Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 7, 2020 (File No. 333-250082), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.
(b) The Registrant’s Prospectus to be filed on or about December 9, 2020 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-250082).
(c) The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on November 30, 2020 (File No. 001-39744) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES
See the description of the Registrant’s Class A common stock contained in Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250082).

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL
As of the date of this Registration Statement, a partner in Cooley LLP beneficially owns 37,500 shares of the Registrant’s Series B* convertible preferred stock, 8,060 shares of the Registrant’s Series B-1A* convertible preferred stock, and 4,252 shares of the Registrant’s Series D convertible preferred stock, all of which will be converted into shares of Class A common stock immediately prior to the closing of the Registrant’s initial public offering.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect upon the completion of this offering permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that will be in effect upon the completion of this offering provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.
At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.
The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8.   EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1/A	333-250082	3.1	November 30, 2020

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-250082	3.2	November 11, 2020

4.3	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective immediately prior to the completion of the Registrant’s initial public offering.	S-1/A	333-250082	3.3	November 30, 2020

4.4	Form of Amended and Restated Bylaws of the Registrant, to be effective immediately prior to the completion of the Registrant’s initial public offering.	S-1/A	333-250082	3.4	November 30, 2020

4.5	Form of Class A common stock certificate of the Registrant.	S-1/A	333-250082	4.1	November 30, 2020

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	C3.ai, Inc. Amended and Restated 2012 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-250082	10.1	November 11, 2020

99.2	C3.ai, Inc. 2020 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-250082	10.2	November 30, 2020

99.3	C3.ai, Inc. 2020 Employee Stock Purchase Plan.	S-1/A	333-250082	10.3	November 30, 2020
*Filed herewith.

ITEM 9.   UNDERTAKINGS
1.The undersigned registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 9th day of December, 2020.

C3.ai, Inc.

By:	/s/ Thomas M. Siebel
Thomas M. Siebel
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Siebel and Brady Mickelsen, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Siebel	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 9, 2020
Thomas M. Siebel

/s/ David Barter	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 9, 2020
David Barter

	Director	December 9, 2020
Patricia A. House

	Director	December 9, 2020
Richard Levin

	Director	December 9, 2020
Michael G. McCaffery

	Director	December 9, 2020
Nehal Raj

	Director	December 9, 2020
Condoleezza Rice

	Director	December 9, 2020
S. Shankar Sastry

	Director	December 9, 2020
Bruce Sewell

	Director	December 9, 2020
Lorenzo Simonelli

	Director	December 9, 2020
Stephen M. Ward Jr.

By:	/s/ Brady Mickelsen
Attorney-in-Fact